"Inspirational Master Series Internet Movie" Entrustment Production Marketing Agreement

Whereas:

1. Global Asia Star Media Co., Ltd (hereinafter referred to as Party A) is the corporate juridical person legally incorporated in the territory of the Republic of China with rights to produce movie feature independently or with other person through joint investment. Success Entertainment Group (hereinafter referred to as Party B) is the independent corporate juridical person legally incorporated in the United States of America and with rights to invest and engage in movie production.

2. Now, therefore, on the principle of free will, equality, mutual benefits and good faith, per sufficient and friendly consultation, both parties hereby enter into and conclude the following articles for jointly complying with and performance:

Article 1: Micro-movie production and marketing cooperation plan

1. Party B entrusts Party A to produce inspirational master series internet micro-movie in Taiwan, the production budget thereof is controlled at NTD 37.8 million, which will be fully invested by Party B, and Party B shall invest initial capital of NTD 8 million within 10 days as of the date of signature.

2. 1 episode every 2 months, six episodes in total, and each episode lasts 25 minutes. Party A shall deliver the movie to Party B once (1 episode) every two months after the date of receipt.

3. Production cost of each episode is NTD 5.3 million (excluding main actor(s)).

4. The budget for main actor(s) in each episode is NTD 1 million, including that Party A shall be responsible for arranging the main actor(s) to attend the spot press conference of Mr. Steve Chen's course in Shanghai for one time (about 30 minutes), if Party A fails to do so, Party A agrees to refund all the paid initial working capital of NTD 8 million to Party B.

5. The attachment includes List of Star Group, one star consented by Party B will be appointed for every one episode, after signing this agreement, Party A shall coordinate to come up with the performance schedule of the main actor list for 6 episodes and sign performance contract within 45 days after the delivery of screenplay, otherwise Party A shall refund the initial capital of NTD 8 million to Party B unconditionally.

6. Party A shall be responsible for producing the digital video marketing system of Party B's official website and put the movie on each video access website in China Mainland, Taiwan and Hong Kong and publish the news for marketing every month. (Details will be otherwise stipulated in the marketing contract).

7. From the advertising sponsorship in investment attracting conducted by Party A for Party B, Party B may extract 20% to Party A as commission.

Article 2: Property and right ownership

Unless otherwise prescribed in laws and regulations or agreed by Party A and Party B, all tangible and intangible property and the derivative rights thereof generated from the movie

production in accordance with this agreement shall belong to Party B. The distribution proportion and scope of exercising territory etc. of all relevant rights shall be otherwise agreed by Party A and Party B in the "Sino-foreign Joint Movie Production Contract".

Among them, the intangible property stated in the preceding paragraph includes but not limited to all the other intellectual property incomes of property nature derived from the copyright of movie, business operation and the process of movie propaganda and promotion.

Article 3: Screenplay and production license

1. Party B will provide direction for the screenplay of the movie and Party A will recommend screenwriter for Party B's written consent (or the adaption of literary scenario will be jointly confirmed by Party A and Party B and finished by the appointed screenwriter), and the approval of Chinese movie competent administrative department on shooting shall be acquired.

2. Both parties unanimously agree that, after the movie has been approved by the Chinese movie competent administrative department on initiation, both parties will conduct shooting strictly according to the approved screenplay, in case of any change of plot of screenplay, it shall be consented by both parties in writing, and submitted to the Chinese movie competent administrative department for examination and approval again through China Film Co-production Corporation, otherwise, any and all adverse consequences arising therefrom shall be borne by the party who arbitrarily change the plot of screenplay.

3. Party A undertakes and responsible for going through relevant procedures such as joint shooting application, sending the approval movie for examination and acquiring screening license, Party B shall provide assistance therefor. The costs for movie examination and acquiring publishing and screening license shall be borne and paid in advance by Party A (only include costs charged by the administrative department on screenplay examination, program initiation and double feature examination according to the stipulation in official case, and valid supporting document shall be provided).

4. The artistic treatment of the movie shall be suited to China's national conditions and respect the manners and customs of Chinese Nation.

Article 4: Production group composition

1. The staffs of production group for entrusted production of micro-movie are jointly composed by Party A and Party B. Among them, Party B entrusted Party A with full powers in production, Party A shall be responsible for the contact, work arrangement and costs of team members of Party A; besides, Party A shall be responsible for submitting the list of creative staff to China Film Co-production Corporation and having it consented by Chinese movie competent administrative department before the starting up of the movie.

2. As consulted by both parties, in the movie, the presenter is Steve Chen, producer: Hong Qirui and Bai Siheng, digital producer: Li Kezhong.

3. The director of the movie is Chen Yanming.

4. Party A shall buy reasonable insurance for the safety of all staffs of the production group, equipments and important shooting sites, the insurance expenses thereof shall be borne by Party A.

Article 5: Shooting and post production

1. In respect of delivery schedule of the movie, as per the consultation between Party A and Party B, the movie will be completed from May 2014 to May 2015:

   The movie delivery period includes August, October and December of 2014 and January, March and May of 2015, in case of delay in movie delivery, Party A shall pay liquidated damages to Party B on the basis of NTD 50 thousand per day, and the upper limit thereof is fifty percent of the paid capital.

2. The shooting location of the movie is Taiwan, in case of update of shooting location, it shall be decided through Party A and Party B's consultation and informed to China Film Co-production Corporation promptly.

3. The processing of negative film and sample film and post production of the movie shall be completed in Greater China, if part of the post production needed to be completed overseas due to technical reason or other special reasons, both parties shall propose application to the Chinese movie competent administrative department for approval.

4. During the shooting period of the movie in Chinese mainland, staffs of production group shall comply with the laws and regulations of the People's Republic of China and respect the manners and customs of the shooting sites.

5. Party A must lease shooting equipments from the big cinema as the shooting equipments for shooting internet micro-movie.

Article 6: Budget payment term

Party B shall pay initial capital of NTD 8 million to Party A within 10 days as of the date of signature, thereafter, the budget for the next episode shall be paid within 10 days after Party A has completed 1 episode and delivered it to Party B, and the rest can be done in the same manner.

Article 7: Master contract conclusion

Party A and Party B shall sign the official "Sino-foreign Joint Movie Production Contract" within 15 days as of the date on which the application for joint movie production has been approved on initiation and the "Sino-foreign Cooperative Movie Production License" has been acquired. The contents of "Sino-foreign Joint Movie Production Contract" include sending movie for examination, copyright and release income, release sales, customs declaration and visa, calculation and distribution of gains and losses, and accounting settlement etc.

Article 8: Warranty

Party A:

1. Party A is a legally incorporated and effective existing enterprise and has acquired "Movie Production License" (or has acquired the "Movie Production License (Single Movie)" for the movie planned to be shot), and is entitled to sign and is capable of performing this agreement.

2. Party A has gone through all procedures necessary for the signing and performing this agreement properly, legally and effectively.

3. Upon signing this agreement, no court, arbitration agency, administrative authority or regulatory agency has made any judgment, ruling, verdict or specific administrative act having significant adverse impact on Party A's performance of this agreement.

4. Party A has gone through all internal authorization procedures necessary for signing this agreement, the signatory hereof is Party A's legal representative or authorized representative, and this agreement shall be legally binding to both parties hereto after having become effective.

Party B:

1. Party B is the independent corporate juridical person legally incorporated in the United States of America and with rights to invest and engage in movie production, and is entitled to sign and is capable of performing this agreement.

2. Party B has gone through all procedures necessary for the signing and performing this agreement properly, legally and effectively.

3. Upon signing this agreement, no court, arbitration agency, administrative authority or regulatory agency has made any judgment, ruling, verdict or specific administrative act having significant adverse impact on Party B's performance of this agreement.

4. Party B has gone through all internal authorization procedures necessary for signing this agreement, the signatory hereof is Party B's legal representative or authorized representative, and this agreement shall be legally binding to both parties hereto after having become effective.

Article 9: Agreement rescission

Provided any one of the following circumstances, either party may rescind this agreement in writing:

1. The warranty made by either party herein is false or hasn't been realized;

2. Either party has become bankruptcy or dissolution, or has been revoked of corporate capacity or lost of corporate personality pursuant to the law of its country;

3. Party A has been revoked of "Movie Production License" or "Movie Production License (Single movie)" pursuant to law.

Article 10: Agreement termination

Party A and Party B agree that this agreement will be terminated provided any one of the following circumstances:

1. Both Party A and Party B unanimously agree to terminate this agreement in writing;

2. Party A's application for initiation of joint movie production to the radio, movie and television competent administrative authority of the People's Republic of China hasn't been approved, and both parties agree on settlement through consultation.

3. The objective of this agreement cannot be realized due to force majeure event;

4. Before the expiration of entrustment period, if either party specifically expresses or its own behavior indicates not to perform the main obligation prescribed herein, and still fails to perform after being notified by the other party in writing to make correction within a time limit, such the other party may exercise the termination right.

5. Either party delays to perform the main obligation prescribed in the letter of intent and still fails to perform within a reasonable period after being notified the other party, such the other party may exercise the termination right.

6. Either party is in violation of contract or conducts illegal act resulting in the objective of this agreement cannot be realized, and still fails to perform within a reasonable period after being notified the other party, such the other party may exercise the termination right.

7. The main actor and actress of the movie cannot take the shooting due to natural force majeure factors, and both parties agree on settlement through consultation.

Once this contract has been terminated, Party A and Party B shall distribute or bear the gains or losses generated from this agreement according to the investment ratio agreed by both parties. If this agreement is terminated pursuant to the preceding paragraph 4, 5 and 6, the party exercising the termination right may ask the other party for the compensation of damage caused due to the termination of this agreement.

Article 11: Force majeure

Force majeure:

1. In case of force majeure event during the performance of this agreement, the obligation of the party affected by the force majeure will be suspended automatically during the duration of the force majeure event, its performance period will be extended automatically, the extension period is equivalent to the suspension period, and such party shall not bear any responsibility therefor.

2. The party being affected by the force majeure shall promptly notify the other party in writing, and provide the other party sufficient evidence on the occurrence of force majeure event and its duration within 30 days after the issue of notice, both parties shall promptly consult with each other on the force majeure event to seek for a solution accepted by both parties and try to minimize the impact caused by force majeure event as far as possible.

3. The force majeure herein means the unforeseeable, unavoidable or insurmountable objective circumstances making either party hereto cannot, in whole or in part, perform this letter of intent, including but not limited to earthquake, typhoon, flood, fire, war, strike, riot, act of government, legal provisions or applicable change thereof etc.

4. If the force majeure event or its impact lasts more than 30 days and no acceptable solution has been achieved, either party may terminate this agreement through notifying the other party in writing.

Other disclaimer:

1. If it is not attributable to the mistake of both parties, the occurrence of circumstances other than the force majeure event prescribed herein and uncontrollable by both parties hereto, including but not limited to abnormal weather and the main actor of the movie is sick, suffers from accidental injury or dies etc., has caused delay in move shooting, both Party A and Party B shall take remedy measure immediately and consult with each other to confirm the delayed time in shooting plan, if the movie shooting cannot be completed according to the original shooting plan therefor, both Party A and Party B shall not be liable for breach of contract.

2. If the circumstances prescribed in this article have caused the movie shooting delaying for more than 180 days, either party may terminate this agreement through notifying the other party in writing.

Article 12: Notice

1. All necessary notices issued by either party to the other party in accordance with this agreement, information exchange between both parties, and notices and requirements etc. as agreed herein shall be made in writing, they can be delivered through letter, fax, telegram, or personal delivery etc., service by publication can only be adopted if the notice cannot be served through the preceding methods.

2. Mailing address of each party is as follows:

   Party A's mailing address: 1 of 6F, No. 8, Shaoxin Bei Street, Jhongjheng District, Taipei City

   Party B's mailing address: 10F, No. 46, Section 4, Zhongxiao Dong Road, Da'an District, Taipei City

3. In case of change of notice or mailing address, each party shall notify the other party in writing within 30 days as of the date of change, otherwise the party who fails to notify the other party shall bear relevant responsibility arising therefrom. And the other party's service of notice to the address listed above in accordance with this agreement shall be deemed as legal service has been completed.

Article 13: Contract change

During the performance of this letter of intent, where either party needs to change the agreement in case of special circumstances, the party requesting for the change shall promptly notify the other party in writing, after the acquisition of consent from the other party, both parties shall sign written change agreement within a prescribed period (within 30 days after the issue of written notice), such agreement will be an inseparable part of this agreement. Without written document signed by both parties, neither party is entitled to change this agreement, otherwise all economic losses caused thereby shall be borne by the responsible party.

Article 14: Contract transfer

Unless otherwise prescribed herein or agreed by both parties through consultation, neither party can transfer any right and obligation of both parties prescribed herein to the third party without acquiring written consent from the other party, any transfer without specific written consent of the other party shall be void.

Article 15: Dispute settlement

1. This agreement is governed by and interpreted pursuant to the law of the Republic of China.

2. In case of any dispute arising from the performance of this agreement, it may be settled by both parties through consultation or reconciled by relevant department, if the consultation or interpretation fails, either party may propose for arbitration or file a lawsuit to the district court for settlement pursuant to law.

Article 16: Contract interpretation

The understanding and interpretation of this agreement shall be subject to the objective of this agreement and the original meaning of the text; all headings hereof are for convenience only and shall not affect the interpretation of this agreement.

Article 17: Supplement and attachment

For other matters not covered herein, relevant laws and regulations shall apply; if such matters are not stipulated in laws and regulations, both parties may reach to a written

supplementary contract. The attachment of this agreement and supplementary contract are both an inseparable part of this agreement and shall have the same legal effect as this agreement.

Article 18: Contract effectiveness

This agreement will become effective as of the date of signature by both parties or their legal representatives or authorized representative. The effective period starts from the date of signature until December 30, 2015.

This original of this agreement is made in duplicate and both of them shall have the same legal effect; each party holds one original respectively.

Party A: Global Asia Star Media Co., Ltd

Legal representative (signature): Bai Siheng

Date: ___________.

Party B: Success Entertainment Group

Legal representative (signature):

Date: May 20, 2014